UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 7, 2009
(Date of earliest event reported)
GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16611 (Commission File No.)	04-2958132 (IRS Employer Identification No.)
935 First Avenue, King of Prussia, PA 19406
(Address of principal executive offices and zip code)
(610) 491-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Certain former Retail Convergence, Inc. stockholders have agreed to sell 2,129,801 shares (the “Shares”) of GSI common stock in an underwritten public offering (the “Selling Stockholder Offering”). The selling stockholders acquired their shares of GSI common stock in connection with GSI’s acquisition of Retail Convergence Inc. (“RCI”). Closing of the Selling Stockholder Offering is expected to occur on or about December 11, 2009. GSI will not receive any of the proceeds from the Selling Stockholder Offering. In connection with the Selling Stockholder Offering, GSI and the selling stockholders entered into a Purchase Agreement, dated December 7, 2009, with UBS Securities LLC.
As required by a registration rights agreement GSI entered into in connection with the acquisition of RCI, GSI filed a prospectus supplement on December 4, 2009 to permit the former stockholders of RCI to resell up to 4,353,891 shares of GSI Commerce common stock that they received in the acquisition. The 4,353,891 shares registered for resale described above include the 2,129,801 shares to be sold in the Selling Stockholder Offering. In addition, prior to the Selling Stockholder Offering, the selling stockholders entered into an agreement to sell an additional 1,000,000 of the 4,353,891 shares to a private equity fund. The closing of such sale is anticipated to occur on December 10, 2009.
In connection with the Selling Stockholder Offering described in the prospectus supplement dated December 7, 2009, to GSI’s Registration Statement No. 333-163167, the documents described in Item 9.01(d) below are being filed herewith.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1	Purchase Agreement, dated December 7, 2009, between GSI Commerce, Inc., the selling stockholders named therein and UBS Securities LLC.
5.1	Opinion of Blank Rome LLP.
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.
By:	/s/ Michael R. Conn
Michael R. Conn
Executive Vice President, Finance and Chief Financial Officer

Dated: December 9, 2009

EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement, dated December 7, 2009, between GSI Commerce, Inc., the selling stockholders named therein and UBS Securities LLC.
5.1	Opinion of Blank Rome LLP.
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1).